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                                                                   EXHIBIT 10.19



          PENINSULA BANK OF CENTRAL FLORIDA DIRECTORS STOCK OPTION PLAN

1.       Purpose of the Plan.

         The purpose of the Directors Stock Option Plan of Peninsula Bank of Central Florida is to promote the interests of the Bank and its shareholders by strengthening the Bank's ability to attract, motivate and retain Directors of experience and ability, and to encourage the highest level of Directors performance by providing Directors with a proprietary interest in the Bank's financial success and growth.

2.       Definitions.

         (a)      "Bank" means Peninsula Bank of Central Florida.

         (b)      "Board" means the Board of Directors of the Bank.

         (c) "Cause" means inappropriate conduct as a Bank Director, as may be determined by the Board of Directors, or unsafe or unsound banking practices as established by State and Federal law and regulations.

         (d) "Committee" means the Compensation and Stock Option Committee of the Board as shall be appointed by the Board from time to time. The Committee shall consist of three or more members of the Board none of whom shall be Employees of the Bank.

         (e)      "Common Stock" means the Common Stock of the Bank.

         (f)      "Director" means a member of the Board.

         (g) "Employee" means any full-time employee of the Bank, or of any of its present or future parent or subsidiary corporations.

         (h) "Fair Market Value" means the average of the high and low quoted sales prices of a share of Common Stock on the date as of which fair market value is to be determined, or if no such sales were made on such date, the average of the high and low quoted sales prices of a share of Common Stock on the next preceding date on which there were such sales, or, in the absence of a trading market for the shares, the Fair market value as determined by the Board, which fair market value shall not in any event be less than the book value of a Common Share, pursuant to Section 658.35(2), Fla. Stat., determined in accordance with generally accepted accounting principles, on the last day of the month preceding the date as of which the fair market value is to be determined.

         (i)      "Participant" means each Director.

         (j) "Option" means an option to purchase Common Stock pursuant to the provisions of this plan.



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         (k)      "Plan" means the Directors Stock Option Plan as set forth
herein, which may be amended from time to time.

3.       Shares of Common Stock Subject to the Plan.

         Subject to the provisions of Section 7, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to exercise of Options under the Plan will not exceed 10% of the number of all shares of Common Stock outstanding on the date the Plan is approved by the Board of Directors and shareholders. Such shares may be either authorized but unissued shares or shares issued and thereafter acquired by the Bank.

4.       Administration of the Plan.

         (a) The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind rules and to make all other determinations necessary for the Plan's administration.

         (b) All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding on all concerned.

5.       Eligibility.

         Only Directors shall be eligible to participate in the Plan. Prior to the termination of the Plan, each Director who is serving in such capacity on the Date of Grant as hereinafter defined shall automatically be granted on the 1st day of February of each year (the "Date of Grant") an Option to acquire 1,000 shares of Common Stock. If on the date of the grant the number of shares of Common Stock subject to the Plan with respect to which Options have not previously been granted in insufficient to provide to each Director then serving an Option to acquire 1,000 shares of Common Stock, then, on such date each Director who is then serving in such capacity shall be granted an Option to acquire such number of shares of Common Stock as will result in a pro rata allocation of all of the remaining shares of Common Stock subject to the Plan. Each Option will be evidenced by a written instrument including terms and conditions consistent with the Plan, as the Committee may determine.

6.       Terms and Conditions of Stock Options.

         (a) The purchase price of Common Stock under each Option will be the Fair Market Value of the Common Stock on the Date of Grant, determined in accordance with the provisions of Section 2(g). Notwithstanding any other provision to the contrary contained in the Plan, each Option will expire not later than ten years from the Date of Grant.

         (b) Except as otherwise provided herein, an Option granted under the Plan may not be exercised for a period of one year after the Date of Grant. After such period, an Option may be exercised with respect to all shares of Common Stock covered thereby during its term as provided thereunder.


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         (c)      Subject to the provisions of Section 6(a), each Option will expire at the time the Participant ceases to be a Director, except as follows:

                  (i) If the service of the Director is terminated by the Bank other than for Cause, then the Option, will expire three months after the date of termination.

                  (ii) If the Director retires at normal retirement age or retires with consent of the Bank, the Option will expire three years after the date of termination,

                  (iii) If the Director dies or becomes permanently disabled while serving in such capacity, the Option will expire three years after the date of death or permanent and total disability. If the Director dies or becomes permanently and totally disabled within the three months referred to in subparagraph (i) above, the Option will expire one year after the date of death or permanent and total disability. If the Director dies or becomes permanently and totally disabled within the three-year period referred to in subparagraph {ii} above, the Option will expire upon the later of three years after retirement or one year after the date of death or permanent and total disability.

         (d) Upon the exercise of an Option, the purchase price will be payable in full in cash; or by the assignment and delivery to the Bank of shares of Common Stock owned by the holder of the Option; or by a promissory note secured by shares of Common Stock bearing interest at a rate equal to the minimum rate permitted by the Internal Revenue Service; or by a combination of any of the above. Any shares so assigned and delivered to the Bank in payment or partial payment of the purchase price will be valued at their fair market value on the exercise date. No payment by an assignment of shares or by a promissory note or by any combination thereof will be allowed unless such payments are allowed under applicable requirements of Federal and State tax, securities and other laws, rules and regulations, and by any regulatory authority having jurisdiction.

7.       Adjustment Provisions.

         If any subdivision or combination of shares of Common Stock, or any stock dividend, capital reorganization, recapitalization, consolidation, or merger with the Bank as the surviving corporation occurs after the adoption of the Plan, the Committee will make such adjustments as are appropriate in the number of shares of Common Stock mat may be issued or transferred in the future under Section 3 and in the number of shares and the purchase price in all outstanding Options granted before the event.

8.       General Provisions.

         (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a Director or affect the right of the Bank to terminate the services of any Participant in accordance with the By-Laws.


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         (b)      No shares of Common Stock will be issued or transferred
pursuant to an Option unless and until all then-applicable requirements imposed by Federal and State banking securities and other laws, rules and regulations, and by any regulatory agencies having jurisdiction, have been fully met. As a condition precedent to the issuance of shares pursuant to the exercise of an Option, the Bank may require the Participant to take any reasonable action to meet such requirements.

         (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

         (d) No Option and no right under the Plan, contingent or otherwise, will be transferable or assignable or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Option in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Option may be transferred to the person or person or entity (including a trust) entitled thereto under the will of the holder of such Option. A beneficiary, executor or administrator of the estate of the Participant shall be bound by the terms and time frames contained in said Option.

9.       Amendment and Termination.

         (a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment will, without approval of the shareholders of the Bank, except as provided in Section 7 of the
Plan:

                  (i) Change the class of persons eligible to receive Options under the Plan;

                  (ii) Materially increase the benefits accruing to Participants under the Plan;

                  (iii) Increase the number of shares of Common Stock subject to the Plan; or

                  (iv)     Amend this Section 9.

10.      Effective Date of Plan and Duration of Plan.

         This Plan shall become effective as of ________________________, 1999 or such later date as the Board may determine, subject to approval by the holders of a majority of the shares represented in person or by proxy at the 1999 Annual Meeting of Shareholders of the Bank and approval of the Florida Department of Banking. Unless the Plan is previously terminated, no further Option will be granted under the Plan after____________________________, 2009.


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